                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              NEWMARK HOMES CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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

                               NEWMARK HOMES CORP.
                            1200 Soldiers Field Drive
                             Sugar Land, Texas 77479



September 1, 2001


Dear Shareholder:

        Newmark Homes Corp., a Delaware corporation ("Newmark"), will hold its 2001 Annual Meeting of Shareholders in Sugar Land, Texas, on Monday, October 1, 2001 at 10:00 a.m. at the Newmark offices located at 1200 Soldiers Field Drive, Sugar Land, Texas, 77479. At the meeting, shareholders will elect ten Newmark directors for one-year terms. Detailed information about the meeting is included in the attached proxy statement.

        On behalf of the Board of Directors and employees of Newmark, we cordially invite all shareholders to attend the Annual Meeting in person. Whether or not you plan to attend the meeting, please take the time to vote on the proxy provided to you. As explained in the proxy statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

        If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Terry White, Secretary of the Company at (281) 243-0100.

Sincerely,

NEWMARK HOMES CORP.





Constantine Stengos
Chairman, Board of Directors

                                TABLE OF CONTENTS




NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ...................     1

GENERAL ....................................................     2

VOTING SECURITIES AND SECURITY OWNERSHIP ...................     2

I. ELECTION OF DIRECTORS ...................................     4

EXECUTIVE COMPENSATION .....................................     8

CERTAIN TRANSACTIONS .......................................    13

II. OTHER MATTERS ..........................................    15

III. OTHER PROPOSALS .......................................    15

IV. SHAREHOLDER PROPOSALS ..................................    16

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON MONDAY, OCTOBER 1, 2001


        The Annual Meeting of Shareholders (the "Meeting") of Newmark Homes Corp., a Delaware corporation (the "Company"), will be held on Monday, October 1, 2001, at 10:00 a.m., at the Company's offices at 1200 Soldiers Field Drive, Sugar Land, Texas, 77479, for the following purposes:

        1. To elect ten directors to hold office until the 2002 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified; and

        2. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on August 24, 2001, will be entitled to vote at the Meeting.

        Your attention is called to the attached proxy statement and the accompanying proxy. Please sign and return the proxy in the enclosed envelope; no postage is required if this proxy is mailed in the United States. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Meeting.

        A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2000, accompanies this Notice.


NEWMARK HOMES CORP.



Terry C. White,
Secretary



September 1, 2001

                               NEWMARK HOMES CORP.
                            1200 Soldiers Field Drive
                             Sugar Land, Texas 77479
                                 (281) 243-0100

                  ********************************************

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            MONDAY, OCTOBER 1, 2001

                  *********************************************

                                     GENERAL

        The Annual Meeting of Shareholders (the "Meeting") of Newmark Homes Corp. (the "Company"), a Delaware corporation, will be held at the Company's offices at 1200 Soldiers Field Drive, Sugar Land, Texas 77479 on Monday, October 1, 2001, at 10:00 a.m., Central Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date for this proxy statement and proxy is September 1, 2001.

        It is important that your shares be represented at the Meeting. If it is not possible for you to attend the Meeting, please sign and date the enclosed proxy and return it to the Company at least 48 hours before the Meeting. The proxy is being solicited by the Board of Directors of the Company. Shares represented by valid proxies in the enclosed form will be voted if received in time for the Meeting. Expenses in connection with the solicitation of proxies will be borne by the Company and may include requests by mail and personal contact by its directors, officers and employees. The Company will reimburse brokers or other nominees for their expenses in forwarding proxy materials to principals. The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Meeting.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

SHARES ENTITLED TO VOTE, REQUIRED VOTE AND QUORUM.

        Only holders of record of shares of the Company's common stock, $.01 par value (the "Common Stock"), at the close of business on August 24, 2001 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement of the Meeting. Each share of Common Stock has one vote. As of April 25, 2001, there were issued and outstanding 11,500,000 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

        The following table sets forth certain information as of March 31, 2001, respecting the holdings of: (i) each person who was known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director and nominee of the Company and each executive officer named in the Summary Compensation Table under "Executive Compensation"; and (iii) all directors and executive officers of the Company as a group. The Common Stock is the only class of stock of the Company that is outstanding. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.







                                                                  SHARES OF COMMON STOCK
                                                                    BENEFICIALLY OWNED
                                                               --------------------------------
                                                                                       PERCENT
              NAME AND ADDRESS OF                                                     OF COMMON
               BENEFICIAL OWNER                                  NUMBER                 STOCK
         -------------------------------                       ----------             ---------
         Technical Olympic USA, Inc. (1)                        9,200,000                 80%
         1200 Soldiers Field Drive
         Sugar Land, Texas 77479

         Constantine Stengos                                       25,000                   *
         Technical Olympic S.A.
         20 Solomou Street
         Athens 17456 Greece

         Lonnie M. Fedrick                                         42,900                   *
         Newmark Homes Corp.
         1200 Soldiers Field Drive
         Sugar Land, Texas 77479

         J. Eric Rome                                               9,000                   *
         Newmark Home Corporation
         5910 Courtyard Drive, Suite 230
         Austin, TX  78731

         Terry C. White                                             7,500                   *
         Newmark Homes Corp.
         1200 Soldiers Field Drive
         Sugar Land, Texas 77479

         J. Michael Beckett(2)                                     10,900                   *
         Newmark Homes Corp.
         1200 Soldiers Field Drive
         Sugar Land, Texas 77479

         All directors and executive officers as a                 95,300                   *
         group (13 persons)

         ---------------------

*    Less than one percent

(1) Technical Olympic USA, Inc. ("TOUSA") is a subsidiary of Technical Olympic (UK) PLC which is a subsidiary of Technical Olympic S.A. Mr. Constantine Stengos owns greater than 5% of the outstanding stock of Technical Olympic S.A.

(2) Includes 6,700 shares of Common Stock held by the wife of Mr. Beckett as to which he disclaims beneficial ownership.

CHANGES IN CONTROL.

        On December 15, 1999, Technical Olympic USA, Inc. ("TOUSA") purchased 9,200,000 shares of the Company's Common Stock (the "TOUSA Shares") for $86 million in cash. The shares sold in this transaction represent 80% of the Company's outstanding Common Stock. TOUSA purchased such shares from Pacific Realty Group, Inc. ("Pacific Realty"), a wholly owned subsidiary of Pacific USA Holdings Corp. ("Pacific USA"), which is an indirect subsidiary of Pacific Electric Wire & Cable, Ltd. Pacific USA and Pacific Realty are referred to collectively as the Pacific Entities. TOUSA, a Delaware corporation, is a wholly owned subsidiary of Technical Olympic (UK) PLC, a company formed under the laws of Great Britain, which is a wholly owned subsidiary of Technical Olympic S.A., a Greek company. Mr. Constantine Stengos owns greater than 5% of the outstanding equity of Technical Olympic S.A.

        On November 22, 2000, TOUSA entered into a $135 million Credit Agreement (the "Credit Agreement") among TOUSA, as Borrower, the several lenders made parties thereto, and Banc of America Mortgage Capital Corporation, as Administrative Agent. In connection therewith and in support of the obligation, TOUSA pledged as collateral all of the TOUSA Shares in favor of the Administrative Agent on behalf of the lenders under the Credit Agreement.

                            I. ELECTION OF DIRECTORS

        The Board of Directors proposes that Messrs. Constantine Stengos, Andreas Stengos, George Stengos, Yannis Delikanakis, Larry D. Horner, William A. Hasler, Michael J. Poulos, Michael S. Stevens, Lonnie M. Fedrick and James M. Carr be elected as directors of the Company to hold office until the Annual Meeting of the Shareholders in 2002 and, in each case, until his successor is duly elected and qualified.

        The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the foregoing nominees, unless such proxies are marked to the contrary. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. Each nominee receiving a plurality of the votes present and entitled to vote shall be elected a director. If a nominee is unable or declines to serve, which is not anticipated, it is intended that the proxies will be voted in accordance with the best judgment of the proxy holder. Shareholders may not cumulate their votes in the election of the directors.

        The nominees for election as the directors to be elected at the Meeting, together with certain information about them, are set forth below:

        NAME                                  AGE        DIRECTOR SINCE                        POSITION
---------------------------------------       ---        --------------              ----------------------------------
Constantine Stengos ...................       64              1999                   Chairman of the Board
Andreas Stengos .......................       38              1999                   Director
George Stengos ........................       33              1999                   Director
Yannis Delikanakis ....................       33              1999                   Director
Larry D. Horner .......................       66              1998                   Director
William A. Hasler .....................       59              1998                   Director
Michael J. Poulos .....................       70              2000                   Director
Michael S. Stevens ....................       51              2000                   Director
Lonnie M. Fedrick .....................       56              1998                   President, Chief Executive Officer
                                                                                      and Director
James M. Carr .........................       50              1998                   Executive Vice President
                                                                                      and Director

        Constantine Stengos, a director of the Company, has served as Chairman of the Board since December 15, 1999. Mr. Stengos is also a director and the President of TOUSA, the immediate parent of the Company, and a director of Technical Olympic (UK) PLC, the immediate parent of TOUSA, all since

November 1999. Technical Olympic (UK) PLC is a wholly owned subsidiary of Technical Olympic S.A. Chairman Stengos formed Technical Olympic S.A. in 1965 and serves as a director, the Chairman of its board of directors and the Managing Director. Chairman Stengos owns more than 5% of the outstanding equity of Technical Olympic S.A. TOUSA, Technical Olympic (UK) PLC, and Technical Olympic S.A. are all affiliates of the Company. Mr. Stengos graduated from the National Technical University, Athens, Greece with a Masters of Science in Civil Engineering.

        Andreas Stengos, a director of the Company, has served as a director and the Treasurer of TOUSA since November 1999 and a director and the General Director of Technical Olympic (UK) PLC since January 1997. Mr. Stengos has been a director of Technical Olympic S.A. since 1989, served as its Managing Director from 1989 to 1995 and has been its General Manager since 1995. Mr. Stengos earned a Bachelor of Science in Civil Engineering from City University, London, and a Master of Science in Civil Engineering from the National Technical University, Athens, Greece.

        George Stengos, a director of the Company, has served as a director of TOUSA since November 1999 and a director and the Corporate Secretary of Technical Olympic (UK) PLC since 1997. Mr. Stengos is the Stock Market & Purchasing Director of Technical Olympic S.A., has been employed in such capacity since 1996 and was a student prior to 1996. Mr. Stengos earned an Associate of Science in Mechanical Engineering from the University of Miami and a Master of Science in Mechanical Engineering from the National Technical University of Athens, Greece.

        Yannis Delikanakis, a director of the Company, has served as a director and Vice President of TOUSA since November 1999. Mr. Delikanakis is the Real Estate and Housing Director of Technical Olympic S.A. and has been employed in such capacity since September 1999. Mr. Delikanakis was a director and was the manager of the Real Estate Development and Project Management Departments of Lambert Smith Hampton S.A. from 1994 to 1999. Mr. Delikanakis graduated from the University of Texas at Austin with a Master of Science in Civil Engineering and earned his diploma of Civil Engineering from the National Technical University of Athens, Greece.

        Larry D. Horner, a director of the Company, has served as Chairman of Pacific USA since 1994. He is also Chairman of the Board of Asia Pacific Wire & Cable Corporation Limited, a Bermuda corporation with operations in Southeast Asia, which is publicly traded on the New York Stock Exchange. Additionally, he is a director of American General Corp., Phillips Petroleum Company, Atlantis Plastics Corp., UT Starcom, Inc., Globe Share, Inc., Biological and Popular Cultures, Inc., New River Pharmaceuticals, Inc. and Town Sky Ltd. Mr. Horner was formerly associated with KPMG LLP for 35 years, retiring as Chairman and Chief Executive Officer of both the U.S. and International firms in 1991. He is a certified public accountant and a graduate of the University of Kansas and the Stanford Executive Program.

        William A. Hasler, a director of the Company, has served as Co-Chief Executive Officer of Aphton Corporation since July 1998. Aphton Corporation is a biopharmaceutical company. From August 1991 to July 1998, Mr. Hasler served as Dean of the Haas School of Business at the University of California at Berkeley. Prior to that, he was both Vice Chairman and a director of KPMG LLP. Mr. Hasler also serves on the boards of Mission West, TCSI, Walker Interactive, Aphton Corporation, Solectron Corp., DiTech Communications and Schwab Funds. Mr. Hasler is a trustee of Pomona College. He is a graduate of Pomona College and the Harvard Business School.

        Michael J. Poulos became a director of the Company on May 12, 2000. Mr. Poulos had been Chairman, President, and Chief Executive Officer of Western National Corporation (financial services) for five years, when he retired in 1998. Mr. Poulos was with American General Corp. from 1970 to 1993, and served as Vice Chairman from 1991 to 1993. Mr. Poulos currently serves as a director of American General Corp., is an advisory director of Greystone Capital Partners I, LP and a trustee of Century Shares Trust.

        Michael S. Stevens became a director of the Company on June 21, 2000. Mr. Stevens is the Chairman and owner of Michael Stevens Interests, Inc. since 1981 as well as owner and director of various affiliated companies. These companies own and operate apartment projects, commercial projects, land developments and other investments of Mr. Stevens. Mr. Stevens serves on the board of directors of the

Greater Houston Partnership, the Memorial Hermann Foundation, the Houston Convention Center Hotel Corporation, the Houston 2012 Foundation and the Texas Exile Foundation.

        Lonnie M. Fedrick, a director of the Company, has served as President and Chief Executive Officer of the Company since 1997. Mr. Fedrick has also been President and Chief Executive Officer of Newmark Home Corporation since 1994 and was Executive Vice President of Newmark Home Corporation from 1984 to 1994. He is a past member of the board of directors of the Greater Houston Builders Association.

        James M. Carr, a director of the Company, became Executive Vice President and a director of the Company upon the closing of the acquisition of Westbrooke Communities, Inc. ("Westbrooke") in January 1998. Mr. Carr founded Westbrooke in 1976, and has served as Chairman, Chief Executive Officer and President of Westbrooke since its inception. Mr. Carr is a graduate of the University of Miami. He is also the Chairman Emeritus of the Baptist Hospital Foundation.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS.

        The Board of Directors held four meetings during the Company's last fiscal year and also took eleven actions by written consent of the members in lieu of a meeting. The Board of Directors currently has an Audit Committee, a Compensation Committee, a Special Benefits Committee, an Investment Committee and a Special Committee. Each incumbent director attended more than 75% of the aggregate meetings of the Board of Directors and the committees of which the director was a member.

        AUDIT COMMITTEE: The Audit Committee generally has responsibility for recommending independent auditors to the Board for selection, reviewing the plan and scope of the accountants' audit, reviewing the Company's audit and control functions and reporting to the full Board regarding all of the foregoing. The Audit Committee meets with the auditors and with management of the Company regarding the audited financial statements and determines whether to recommend inclusion of the statements in the Company's Annual Report on Form 10-K. The Company amended its written charter of the Audit Committee on January 28, 2000 and included a copy of such charter as Appendix A to the Company's 2000 Proxy Statement.

        The Audit Committee held four meetings during the last fiscal year and took no action by written consent of the members in lieu of a meeting. From January 1, 2000 to March 22, 2000, the Audit Committee members were Jon P. Newton and William A. Hasler. Mr. Newton resigned March 22, 2000. Mr. Poulos was appointed to the Audit Committee on May 12, 2000, and Mr. Stevens was appointed to the Audit Committee on June 21, 2000.

        Messrs. Hasler, Poulos and Stevens are the current members of the Audit Committee and are independent as defined and required by the rules of the National Association of Security Dealers ("NASD").

        AUDIT COMMITTEE REPORT: On March 27, 2001, the Audit Committee held a meeting and took the following actions regarding the 2000 audited financial statements of the Company and its subsidiaries: (i) reviewed and discussed the 2000 audited financial statements with management of the Company; (ii) discussed with the independent auditors, BDO Seidman, LLP, the matters required to be discussed by SAS 61 relating to the year end financial statements; (iii) received the written disclosures and the letter from the independent accountants regarding the independent accountant's independence and discussed the same with the auditors; and (iv) recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K.

        The foregoing report has been furnished by the current members of the Audit Committee, Messrs. Hasler, Poulos and Stevens.

        COMPENSATION COMMITTEE: The current members of the Compensation Committee are Messrs. Horner, Hasler, Delikanakis, Andreas Stengos and George Stengos. The Compensation Committee focuses on executive compensation, the administration of the Company's stock option plans, if any, and the granting of discretionary bonuses. During the Company's last fiscal year, the Compensation Committee held two meetings and took two actions by written consent of the members in lieu of a meeting. Neither management nor employees of the Company serve on the Compensation Committee.

        SPECIAL BENEFITS COMMITTEE: The current members of the Special Benefits Committee are Messrs. Horner, Hasler and Stevens. The Special Benefits Committee was formed on May 12, 2000 and focuses on the compensation and bonus plan of the Chief Executive Officer of the Company. Only outside directors may serve on the Special Benefits Committee. During the Company's last fiscal year, the Special Benefits Committee held one meeting and took no action by written consent.

        INVESTMENT COMMITTEE: The current members of the Investment Committee are Messrs. Delikanakis, Horner, Fedrick and Carr, and Tommy McAden, the non-director management representative. The Investment Committee generally has responsibility for considering and approving land acquisitions by operating subsidiaries of the Company (excluding lot option contracts) in excess of $500,000 and making reports to the full Board regarding such actions. During the Company's last fiscal year, the Investment Committee held five meetings and took one action by written consent of the members in lieu of a meeting.

        SPECIAL COMMITTEE: The current members of the Special Committee, which is an independent committee, are the four non-affiliate directors, Messrs. Hasler, Horner, Stevens and Poulos. The Special Committee generally has responsibility for considering and acting on any proposed transaction (a) between the Company and TOUSA or any affiliate of TOUSA other than the Company and (b) by an affiliate which may affect or involve the Company, in which one or more of the directors may have an actual or perceived interest in the transaction. During the Company's last fiscal year, the Special Committee held two meetings and took two actions by written consent of the members in lieu of a meeting.

        FAMILY RELATIONSHIPS: Constantine Stengos, Chairman of the Board of Directors of the Company and a director, and Andreas Stengos and George Stengos, both directors of the Company, are father and sons. Yannis Delikanakis is the son-in-law of Constantine Stengos and the brother-in-law of Andreas Stengos and George Stengos. There are no other familial relationships among the executive officers and directors of the Company.


COMPENSATION OF DIRECTORS.

        Independent or non-affiliate directors of the Company receive an annual fee of $15,000 and $2,000 per board meeting attended and are reimbursed for reasonable out-of-pocket expenses incurred for attendance at meetings.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

        The following table sets forth the cash and non-cash compensation for each of the Company's last three fiscal years awarded to or earned by the Company's Chief Executive Officer and four other most highly paid executive officers whose salary and bonus earned in Fiscal Year 2000 for services rendered to the Company exceeded $100,000 ("Named Executive Officers").


                                                                                                LONG-TERM
                                                     ANNUAL COMPENSATION                       COMPENSATION
                                         ---------------------------------------------   -------------------------
                                                                                            Awards         Payouts
                                                                                         ------------      -------
                                                                                          Securities
                                                                                          Underlying
       NAME AND                                                                           Options /
       PRINCIPAL                                                        Other Annual          SARs           LTIP       ALL OTHER
       POSITION                YEAR       Salary           Bonus       Compensation(1)   (# of shares)      Payouts    COMPENSATION
       --------                ----      --------     -------------    ---------------   -------------      -------    ------------
Lonnie M. Fedrick,             2000      $525,000     $1,497,702(2)     $  9,137(3)            --               --      $563,737(4)
President, Chief               1999       450,000      1,341,644(2)       10,420(3)            --               --       563,737(4)
Executive Officer and          1998       400,000        646,894(5)       10,029(3)       134,400(6)                          --
Director

J. Eric Rome,                  2000      $300,000     $  467,390(7)     $  7,993(3)            --               --      $750,990(4)
Executive Vice                 1999       275,000        485,827(7)        7,212(3)            --               --       750,990(4)
President --                   1998       250,000        437,890(5)        7,155(3)       100,800(6)                          --
Homebuilding

James M. Carr,                 2000      $493,450        493,815        $  9,000(3)            --               --      $500,000(8)
Executive Vice                 1999       474,822             --           6,138(3)            --               --       500,000(8)
President & Director           1998       409,500     $   43,548          11,004(3)            --               --            --

Terry C. White,                2000      $190,000     $  251,521(9)     $  8,204(3)            --               --      $292,161(4)
Senior Vice                    1999       175,000        255,571(9)       10,140(3)            --               --       292,161(4)
President, Chief               1998       150,000        218,820(5)        8,525(3)        67,200(6)            --            --
Financial Officer and
Treasurer

J. Michael Beckett             2000      $210,000     $  268,346(9)     $  7,776(3)            --               --      $292,161(4),
Executive Vice                 1999       170,000        250,458(9)        8,526(3)        67,200(6)            --       292,161(4)
President -
Purchasing/Product
Development
(Newmark Home
Corporation)(10)

(1) Information with respect to certain prerequisites and other personal benefits has been omitted because the aggregate value of such items does not meet the minimum amount required for disclosure under the regulations of the Securities and Exchange Commission.

(2) Includes (a) payment from the Company's Capital Accumulation Plan ("CAP Plan"), a former executive bonus plan, earned in 1997 and prior years, payable in annual installments of $154,394, the last payments being in January 2000 and 2001 (contributions of $61,345 paid or to be paid by the Pacific Entities to the Company in 2000 and 2001), and (b) payment pursuant to a Capital Appreciation Plan of the Pacific Entities and payable by the Pacific Entities in five annual installments of $600,000, the first being paid in Fiscal Year 1999.

(3) Includes compensation amounts earned during the fiscal year but deferred pursuant to Section 401(k) of the Internal Revenue Code under the Company's 401(k) Savings Plan.

(4) Reflects the first and second of three annual payments by the Pacific Entities as a result of the sale of the Common Stock by the Pacific Entities to TOUSA and the resulting change of control, the first payment paid in Fiscal Year 1999 and the second payment earned in Fiscal Year 2000.

(5)     Includes payment from the CAP Plan.

(6) All such options were granted on March 12, 1998, pursuant to the Company's 1998 Tandem Stock Option/Stock Appreciation Rights Plan (the "Plan"). Such Plan and all options were terminated upon a change of control on December 15, 1999 and the Company exercised its right to pay the spread of the closing price of the Common Stock on such date and the exercise price. There was no spread, and all options expired and terminated on December 15, 1999.

(7) Includes payment from the CAP Plan payable in annual installments of $123,515, the last payment being in January 2001 (contributions of $49,076 paid or to be paid by the Pacific Entities to the Company in 2000 and 2001).

(8) Includes payment by the Pacific Entities of the first and/or second of four annual payments but does not include the acceleration of the earn-out consideration in connection with the acquisition of Westbrooke. See "Westbrooke Acquisition Amendment" under the Certain Transactions section of this proxy statement. Both were a result of the change of control that occurred from the sale of the Common Stock by the Pacific Entities to TOUSA on December 15, 1999.

(9) Includes payment from the CAP Plan payable in annual installments of $61,758, the last payment being in January 2001 (contributions of $24,538 paid or to be paid by the Pacific Entities to the Company in 2000 and 2001).

(10) Mr. Beckett became subject to the reporting requirements for executive officers in 1999. All of Mr. Beckett's compensation for Fiscal Year 1999 has been included in the table.

EMPLOYMENT AGREEMENTS.

        Lonnie M. Fedrick, James M. Carr, J. Eric Rome, Terry C. White and J. Michael Beckett have employment agreements with the Company or a subsidiary of the Company. Mr. Fedrick's amended agreement commenced on January 1, 1998, has a five-year term, and provides for a base salary of $400,000 for 1998, increasing to $575,000 for 2002 and provides for a bonus arrangement. Mr. Carr's amended agreement commenced on December 15, 1999, has a three-year term, provides for a base salary of $475,000, subject to adjustment annually beginning January 1, 2000 and provides for a bonus arrangement. Additionally, as part of Mr. Carr's agreement, should a change in control of the Company occur, Mr. Carr has the option to terminate his contract within 60 days and, if he elects to terminate, be paid an amount equal to the annual base salary amount in effect on that date for the remainder of the term. Mr. Rome's agreement commenced on January 1, 1998, has a five-year term and provides for a base salary of $250,000 for 1998, increasing to $400,000 for 2002. Mr. White's agreement commenced on January 1, 1998, has a five-year term and provides for a base salary of $150,000 for 1998, increasing to $220,000 for 2002. Mr. Beckett's agreement commenced on January 1, 1998, was amended effective January 1, 2000, has a six-year term, and provides for a base salary of $155,000 in 1998, increasing to $300,000 in 2003. Each of these employees is permitted to participate in such pension, profit-sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans of the Company that may be in effect from time to time.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

        Messrs. Hasler and Horner comprised the Special Benefits Committee from May 12 to June 21, 2000. Mr. Stevens was appointed and added on June 21, 2000. No officer or employee of the Company or any of its subsidiaries served on the Committee during fiscal year 2000.

        Messrs. Hasler, Horner, Delikanakis, George Stengos and Andreas Stengos comprised the Compensation Committee in 2000. No employee of the Company or any of its subsidiaries served on the committee during fiscal year 2000. Messrs. Delikanakis and Andreas Stengos served as officers of certain of the Company's subsidiaries during fiscal year 2000.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

        During the fiscal year ended December 31, 2000, the Compensation Committee was comprised of William A. Hasler and former director Jon P. Newton. The membership of the Compensation Committee is currently comprised of Messrs. Hasler, Horner, Delikanakis, Andreas Stengos and George Stengos. The Compensation Committee, which is responsible for both the establishment and administration of the policies that govern both annual compensation and stock ownership programs for the Company, and the Special Benefits Committee, which is responsible for both the establishment and administration of the compensation and bonus arrangement for the Chief Executive Officer, have furnished the following report of executive compensation.

        The Compensation Committee was formed on March 12, 1998, and therefore did not participate in all components of 1998, 1999 or 2000 compensation. Specifically, base salaries of certain executive officers and employees were established pursuant to employment agreements with the executive officers entered into in November 1996, and amended in January 1998. Mr. Carr's employment agreement was amended December 15, 1999 to extend the term through 2002 and to address the change of control that resulted from the sale of 80% of the Common Stock by the Pacific Entities to TOUSA.

        The Special Benefits Committee was formed May 12, 2000 to be responsible for the annual compensation and bonus plan of the Chief Executive Officer. On May 12, 2000, the Special Benefits Committee amended Mr. Fedrick's employment agreement to increase his base salary and to address his bonus arrangement.

        DETERMINATION OF EXECUTIVE OFFICER COMPENSATION. The compensation policies of the Company are intended to: (i) reward executives for long-term strategic management which results in the enhancement of shareholder values;
(ii) support a performance-oriented environment which rewards achievement of both internal Company goals and enhanced Company performance compared to performance levels of comparable companies in the industry; and (iii) attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

        The Compensation Committee also evaluated the bonus structure for certain key employees of Westbrooke. Three individuals had received discretionary bonuses in 1998 in addition to the 2% of earnings incentive and the earnout in connection with the Westbrooke acquisition in January 1998. The discretionary portion of bonuses was added to each employee's base compensations and eliminated as part of the bonus structure for 1999 and 2000.

        COMPONENTS OF EXECUTIVE OFFICER COMPENSATION. For 2000, the executive compensation program also consisted of two key components: (i) a base salary and
(ii) incentive compensation (bonus).

        Base salaries paid to executive officers were paid pursuant to agreements described in "Employment Agreements" above. Each executive officer's base salary was established based primarily on the individual officer's level of responsibility and comparisons to similar positions within the Company as well as with other companies in the industry.

        In 2000, the Compensation Committee evaluated and approved a 2000 annual bonus program for the senior officers of Newmark Home Corporation and its subsidiaries. The two primary criteria in establishing the program were the level of profitability and expense control. Each bonus was also to be a percentage of the officer's base salary based on job position and experience with the Company. In the budgeting process for the Company, a profit goal or regional contribution target and an expense target were set for each city and region. The amount of bonus earned by the employee will be determined with each factor and actual performance of such factor evaluated.

        Minimum threshold performance criteria must be reached before any bonus awards will be granted. In addition, the individual performance of executive officers may be taken into consideration in making any awards.

        DETERMINATION OF THE CHIEF EXECUTIVE OFFICER'S COMPENSATION. As Chief Executive Officer, Mr. Fedrick is compensated pursuant to an employment agreement described under "Employment Agreements" above. Mr. Fedrick was paid a base salary and an annual bonus in 2000. Mr. Fedrick's compensation is substantially related to the Company's performance because he receives an annual bonus, determined pursuant to a specific formula, which is based on the achievement of defined net income and expense control levels by Newmark Home Corporation and its subsidiaries. The actual achievement of a level of profitability for the combined cities and expense control are components of Mr. Fedrick's bonus. If the Company achieves the goals, Mr. Fedrick is entitled to receive a percentage of his base compensation. Mr. Fedrick's annual bonus plan was approved at the 2000 Annual Shareholders Meeting held July 17, 2000.

        COMPLIANCE WITH SECTION 162(m): Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to public companies for annual compensation over $1 million paid to their chief executive officer and certain other highly compensated executive officers. The Code generally excludes from the calculation of the $1 million cap compensation that is based on the attainment of pre-established, objective performance goals. Where practicable, it is the policy of the Special Benefits Committee and the Compensation Committee to establish compensation practices that are both cost-efficient from a tax standpoint and effective as a compensation program. The committees consider it important to be able to utilize the full range of incentive compensations, even though some compensation may not be fully deductible.

        The foregoing report has been furnished by the current members of the Compensation Committee and the Special Benefits Committee:

Compensation Committee:                     Special Benefits Committee:
William A. Hasler                           William A. Hasler
Larry D. Horner                             Larry D. Horner
Andreas Stengos                             Michael S. Stevens
George Stengos
Yannis Delikanakis

COMPARATIVE STOCK PERFORMANCE GRAPH

        The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard and Poor's 500 Stock Index and the Standard and Poor's Small Cap Homebuilding Index for the period beginning March 12, 1998 (the date on which the Common Stock commenced trading on the NASDAQ) through December 31, 2000. The total shareholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the S&P 500, and the S&P Small Cap Homebuilding Index. It also assumes reinvestment of all dividends.











                              [PERFORMANCE GRAPH]











COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD BEGINNING MARCH 12, 1998 AND ENDING DECEMBER 31, 2000.

                                 3/12/98         12/31/98        12/31/99        12/31/00
                                ----------      ----------      ----------      ----------
Newmark Homes Corp.             $   100.00      $    66.67      $    57.14      $    97.62
S&P Small Cap Homebuilding      $   100.00      $    94.97      $    62.49      $    99.84
S&P 500 Composite               $   100.00      $   116.20      $   140.64      $   127.84

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of the Company's stock, as well as certain affiliates of such persons, to file the initial reports of ownership and changes in ownership with the SEC and NASDAQ. These parties are required to furnish the Company with copies of such forms they file. Based solely on a review of the copies of the Section 16(a) forms and amendments thereto received by the Company and on written representations that no other reports were required, the Company believes that all reports required pursuant to Section 16(a) for fiscal year 2000 were timely filed by all persons known by the Company to be required to file such reports with respect to the Company's securities.


                              CERTAIN TRANSACTIONS

TAX ALLOCATION AGREEMENT-TOUSA.

        Pursuant to a Tax Allocation Agreement between TOUSA and the Company dated March 15, 2000 and effective as of December 16, 1999, the Company's earnings may be included in the consolidated federal income tax returns filed by TOUSA. The amount of the Company's liability to (or entitlement to payment from) TOUSA will equal the amount of taxes that the Company would owe (or refund that it would receive) had it prepared its federal tax returns on a stand-alone basis. In addition, under federal income tax law, each member of a consolidated group (as determined for federal income tax purposes) is also jointly and severally liable for the federal income tax liability of the consolidated group. Pursuant to the Tax Allocation Agreement-TOUSA, TOUSA has agreed to indemnify the Company for payments which TOUSA has already received from the Company or with respect to any tax liabilities of TOUSA or its affiliated entities other than the Company. The Company made a payment of $1.5 million related to this agreement to TOUSA on March 15, 2000 for the period beginning December 16, 1999 and ending December 31, 1999. The Company made additional payments totaling $13.9 million during and for the year ending December 31, 2000 related to this agreement.

WESTBROOKE ACQUISITION AMENDMENT.

        Pursuant to the Stock Purchase Agreement dated January 15, 1998 entered into in connection with the acquisition of Westbrooke, certain additional consideration or "earn-out payments" based on Westrooke achieving specified income targets over a five year period became due and payable to James Carr, the prior majority owner of Westbrooke, and key employees of Westbrooke upon a change of control. Westbrooke and the Company entered into an Amendment to Stock Purchase Agreement dated December 15, 1999 with Mr. Carr and the key employees regarding the amount and timing of the additional consideration as well as the acquisition of certain partnership interests from the key employees. The additional consideration for the acquisition of Westbrooke paid to Mr. Carr was in the form of a $4.6 million promissory note with extended payment terms. On January 15, 2001, the Company, Mr. Carr and the key employees entered into the Second Amendment to Stock Purchase Agreement regarding the amount and timing of certain of the payments to Mr. Carr and the key employees. Mr. Carr is a director and an Executive Vice President of the Company.

ADMINISTRATIVE SERVICES.

        Pacific USA provided certain administrative services to and for the Company prior to the change of control on December 15, 1999. Functions that were performed by Pacific USA included payroll and employee benefits administration and the evaluation and negotiation under national contracts for the purchase of office supplies, long distance telephone and overnight delivery services. The costs of these office supplies, long distance and overnight delivery services may have differed from those available to the Company if it were to have negotiated these contracts on its own. The Company entered into a Services Agreement with Pacific USA on December 15, 1999 to continue to provide payroll and employee benefits administration, as well as certain other functions. The Company made payments totaling $414,000 during and for the year ending December 31, 2000 related to this agreement. This Services Agreement was terminated December 31, 2000.

Mr. Horner is the chairman of Pacific USA.

CAPITAL ACCUMULATION PLAN.

        The Company and Pacific USA entered into a Schedule of Continuing Payments Related to the Capital Accumulation Plan (the "Schedule"), such Schedule dated November 1, 1999. Benefits from the CAP Plan, a former executive bonus plan earned in 1997 and prior years, were and are payable to Mr. Fedrick, Mr. Rome, Mr. White, Mr. Beckett and certain other officers of Newmark Home Corporation. Pursuant to the Schedule, Pacific USA agreed to contribute $200,394 for the annual payments by the Company in both January 2000 and 2001. See the "Summary Compensation Table" and the footnotes thereto.

MANAGEMENT SERVICES AGREEMENT.

        TOUSA, through its subsidiary Techolym, L.P., provided certain corporate and staff support and management services to and for the Company in fiscal year 2000. Functions that were performed by TOUSA included consultation with and assistance to the Board of Directors and management of the Company in connection with issues involving any and all matters of the business affairs of the Company. Functions as of January 1, 2001 include plan administration of a self-funded group medical and dental plan for the Company and its subsidiaries. The Company made payments totaling $1.5 million during and for the year ending December 31, 2000 related to this agreement.

MORTGAGE COMPANY BUSINESS.

        On March 9, 2001, the Company acquired for nominal consideration a 49.99% limited partnership interest in Technical Mortgage, L.P., a Texas limited partnership, that is a mortgage origination company owned jointly with Preferred Home Mortgage Company, a Florida corporation that is an affiliate of TOUSA. Preferred Home Mortgage Company underwrites, originates and sells mortgages for homes the Company builds and for other homebuilders. The Company's capital is not at risk in connection with these mortgages beyond its limited partnership interest.

CONTRACTOR AGREEMENT.

        On November 6, 2000, the Company entered into a Contractor Agreement with Technical Olympic S.A. ("TOSA"), an affiliate of TOUSA. TOSA agreed to provide certain construction services and to purchase such materials, supplies and labor on behalf of the Company pursuant to certain third-party contracts assigned to TOSA by the Company or its subsidiaries, all in an effort to consolidate the purchasing function. The Company maintained the right to contract directly for any construction services and purchase any goods and services from any vendors in its own free unlimited discretion. (Although TOSA would incur certain franchise tax expense, the Company and its subsidiaries are not liable for such additional purchasing liability.) The Company paid on behalf of TOSA, for goods and services pursuant to this Agreement, $51.0 million during the fiscal year ending December 31, 2000.

                                II. OTHER MATTERS

RELATIONSHIP WITH INDEPENDENT AUDITOR.

        BDO Seidman, LLP ("BDO") was appointed on January 27, 1999 as the independent auditor for the Company and its subsidiaries and has reported on the Company's consolidated financial statements included in the Annual Report on Form 10-K of the Company which accompanies this proxy statement. The Company's independent auditor is appointed by the Audit Committee and reaffirmed by the Board of Directors. A representative of BDO is expected to be present at the Meeting, will have an opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions of shareholders.

        KPMG LLP ("KPMG") acted as the Company's independent auditors for fiscal years 1994 through 1997. The Company dismissed KPMG as its independent auditors on January 27, 1999, and engaged BDO as its new independent auditors for Fiscal Year 1998. The dismissal occurred as a result of Pacific Electric Wire & Cable's request that all of the companies consolidated into their financial statements be audited by their auditor, BDO.

        During the past three years, the auditor's reports did not contain any adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The dismissal of KPMG was approved by the Company's Audit Committee of the Board of Directors. The Company and KPMG did not have any disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. During the Company's two fiscal years and during the interim period prior to the dismissal of KPMG, the Company did not experience any reportable disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. BDO reviewed the past financial statements for the Company in making its determination to accept the engagement with the Company. The Company did not have any disagreements with KPMG and therefore did not discuss any past disagreements with BDO.

        In a letter filed as Exhibit 16.1 to the Company's Current Report on Form 8-K dated February 3, 1999, as amended, KPMG confirmed its concurrence with the disclosures made above.

AUDIT FEES.

        The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Form 10-Q's for such fiscal year were $119,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.

        BDO did not provide, and the Company did not pay BDO for, professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

ALL OTHER FEES.

        BDO did not provide, and the Company did not pay BDO for, any professional services other than the Audit Fees set forth above.

        The Audit Committee has considered the fees paid to BDO and has determined that such fees are compatible with maintaining the principal accountant's independence.

                              III. OTHER PROPOSALS

        Neither the Company nor the members of its Board of Directors intends to bring before the Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

                            IV. SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, 1200 Soldiers Field Drive, Sugar Land, Texas 77479,
Attention: Secretary, by March 1, 2002, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

        The Company must receive notice of any proposals of shareholders that are intended to be presented at the Company's 2002 Annual Meeting of Shareholders, but that are not intended to be considered for inclusion in the Company's proxy statement and proxy related to that meeting, no later than May 1, 2002 to be considered timely. Such proposals should be sent to the Company's Secretary at the Company's principal executive offices, 1200 Soldiers Field Drive, Sugar Land, Texas 77479 by certified mail, return receipt requested. If the Company does not have notice of the matter by that date, the Company's form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in the Company's form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

                                      PROXY

                               NEWMARK HOMES CORP.

                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
               ANNUAL MEETING OF SHAREHOLDERS -- OCTOBER 1, 2001


The undersigned shareholder of Newmark Homes Corp. (the "Company"), revoking all previous proxies, hereby appoints Constantine Stengos and Yannis Delikanakis, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock, $.01 par value, of the Company, which the undersigned would be entitled to vote, if personally present at the Annual Meeting of Shareholders of the Company, to be held at 1200 Soldiers Field Drive, Sugar Land, Texas, 77479, on Monday,
October 1, 2001, and at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. Unless otherwise specified, shares will be voted "FOR" the election of the ten directors. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting, or any adjournment or postponement thereof.

1. Proposal to elect ten directors to serve until their respective successors are duly elected and qualified. The Board of Directors recommends a vote for the following nominees: (1) Constantine Stengos, (2) Andreas Stengos,
     (3) George Stengos, (4) Yannis Delikanakis, (5) Larry D. Horner, (6) William A. Hasler, (7) Michael J. Poulos, (8) Michael S. Stevens, (9) Lonnie M. Fedrick, and (10) James M. Carr.

                           FOR ALL NOMINEES [ ]        WITHHOLD ALL NOMINEES [ ]


                           WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE NUMBER (S) OF NOMINEE (S) BELOW [ ]


                                            USE NUMBER ONLY:
                                                            --------------------

2. In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2000 ANNUAL REPORT ON FORM 10-K OF NEWMARK HOMES CORP.

                  Dated:                          , 2001
                        --------------------------


                  --------------------------------------
                         Signature of Shareholder

                  --------------------------------------
                         Signature of Shareholder


NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign by full corporate name by duly authorized officer or officers and affix the corporate seal. Where shares are held in the name of two or more persons, all such persons should sign.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.